UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
CASPER SLEEP INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Casper Sleep Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders
June 10, 2021
10:00 a.m. (Eastern Time)

CASPER SLEEP INC.
THREE WORLD TRADE CENTER, 175 GREENWICH STREET, 39TH FLOOR, NEW YORK, NY 10007
April 27, 2021

To Our Stockholders:
Since launching Casper in 2014, we have remained steadfast in our vision to become the world’s most-loved and largest sleep company by providing customers with innovative and unrivaled sleep solutions as we continue to focus on sleep as a critical pillar of wellness. As a pioneer of the Sleep Economy, Casper has experienced rapid growth in our first seven years underscoring the strength and resiliency of our business model. We started out selling one product in one place and have since grown to sell more than 40 sleep products across our direct-to-consumer and retail partnership channels, including 70 Casper Sleep Shops and hundreds of trial doors with best-in-class retail partners located throughout North America. Along the way, we have built a powerful brand around our award-winning mattress designs and thoughtfully curated selection of sleep products, while delivering a joyful shopping experience that inspires loyalty among our growing customer base.
And this is just the beginning. With the Sleep Economy’s total addressable market estimated to be over $400 billion globally, including nearly $80 billion in the Unites States,1 Casper’s market opportunity is large and continues to grow as the health and wellness movement evolves to include sleep. At the same time, changes in consumer spending and increased suburbanization as a result of the COVID-19 pandemic are driving more household purchases than ever before. As more and more businesses permanently adopt a fully-remote or hybrid workforce model, the trend of people spending more time at home is expected to continue. Taken together, we are confident that our brand and products will only have increasing relevancy and appeal to consumers. As a result, I could not be more excited about Casper’s future and the many growth opportunities in front of us as we continue to transform the way people think about sleep.
This past year demonstrated the enduring strength of our brand and resiliency of the Casper team. In the midst of a historic pandemic, our team navigated with agility through a challenging environment to meet increased demand for our products and to ensure our customers and retail partners received the quality service they have come to expect from our brand. As a result, Casper continued to grow market share, increasing North America revenue by over 17% in 2020 versus the prior year and delivering our strongest revenue year on record, as well as a significantly improved bottom-line performance.
As we look to 2021, to support our continued growth, we are focused on three strategic priorities that we are confident will help position Casper well for near- and long-term profitable growth and continued creation of shareholder value:
Increase Brand Awareness
Since founding Casper, we have invested over half a billion dollars to drive awareness of our brand and build a loyal customer base. As we continue to grow and extend our reach, we expect to continue to gain leverage on our marketing spend, while capturing greater market share into 2021.
Expand Product Offerings
Since the launch of the original Casper mattress in 2014, we’ve continuously improved and expanded our product selection and now offer a full line of award-winning mattresses that appeal to consumers with different preferences at different price points. Most recently, we unveiled the Casper Cooling CollectionTM – a new line of innovative cooling products designed by our state-of-the-art, in-house research and development team at Casper Labs, with the brand’s most technologically-advanced solutions for nighttime overheating, one of the key factors preventing people from getting a good night’s sleep. Additionally, we continue to broaden our product offerings across the Sleep Arc and diversify our revenue streams with the successful introduction of sleep products such as
[1]	Frost & Sullivan, “Global Total Addressable Market (TAM) Assessment for the Sleep Economy,” as commissioned by the Company in 2019.

pillows, sheets, weighted blankets, and other sleep accessories. Our team of researchers, designers, and engineers focused on creating a better night’s sleep are developing cutting edge sleep innovations and continuously exploring opportunities to incorporate a broader ecosystem of sleep products.
Grow Points of Distribution
During 2020, we made significant progress in expanding our distribution through new retail partnerships. To support the success of these partnerships, we added a professional sales team responsible for ensuring the differentiated Casper experience is represented in our partner stores so that consumers enjoy a joyful shopping experience no matter where they shop Casper. In 2021, we expect to expand our reach through our multichannel distribution network, positioning us well for profitable growth.
On the back of these three key initiatives, we expect 2021 to be an important year in Casper’s growth story. We have assembled a world-class team at Casper, including an extremely talented and experienced group of senior executives who are working together each and every day with guidance from our outstanding Board of Directors toward a shared goal – to develop best-in-class sleep solutions for our customers while creating new value for our shareholders. The strength of our team and our relentless focus on our strategic priorities reinforce the foundational basis for what we believe continues to make Casper a compelling opportunity for sustained shareholder value creation, including:
•	our expanding suite of differentiated and innovative sleep solutions focused on the entirety of the Sleep Arc;
•	the power of our trusted and beloved brand in building a highly engaged and loyal customer following;
•	proven and consistent execution on capturing market share, margin expansion, and progress on our path to profitability;
•	the growing strength of our industry and shifts in consumer preferences that underscore the resiliency of Casper’s holistic approach to serving the Sleep Economy; and
•	our early and growing customer-centric, multichannel approach that expands our consumer touchpoints.
Importantly, we believe that what we do and how we do it matters. As such, we have made a commitment to conduct our business in a way that promotes and fosters a sustainable future, greater inclusivity and enhanced transparency. This past year, we deepened the integration of environmental, social, and governance considerations throughout the many facets of our operations, including the sourcing of our materials, management of our environmental impact, engagement with our communities on sleep and wellness, and promotion of an inclusive corporate culture where everyone is valued and respected. We believe that a sustainable business strategy that reflects these principles is key to creating long-term value for our shareholders and other stakeholders.
In conclusion, I am extraordinarily proud of the Casper team and what we have accomplished to-date. While much of the world has changed in the past year, so much of what makes Casper exceptional has remained the same: we leverage cutting-edge technology, data, and consumer insights to develop best-in-class products and experiences that improve the way people sleep. Our mission is to awaken the potential of a well-rested world, and we are working harder than ever to achieve our vision of becoming the sleep destination of choice. Events over the past year have only accelerated consumers’ focus on the importance of wellness, and we believe Casper is on the right path toward reinforcing and growing its leadership position in the sleep category in 2021 and beyond.
We look forward with optimism to what the future holds and to bringing better sleep to more people. On behalf of the Board of Directors, the executive team, and all of Casper’s employees, we thank you for your interest and ongoing support and look forward to welcoming you at our 2021 Annual Meeting of Stockholders. The Notice of Meeting and Proxy Statement on the following pages describe how to attend, the matters to be presented, and how to vote your shares.
Sincerely,

/s/ Philip Krim

Philip Krim

Chief Executive Officer and Chairman of the Board of Directors

Notice of Annual Meeting of Stockholders
To Be Held Thursday, June 10, 2021

CASPER SLEEP INC.
THREE WORLD TRADE CENTER, 175 GREENWICH STREET, 39TH FLOOR, NEW YORK, NY 10007
The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Casper Sleep Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 10, 2021, at 10:00 a.m. Eastern Time, via live webcast, for the following purposes:
•	To elect Diane Irvine and Dani Reiss as Class I Directors to serve until the 2024 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified; and
•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our common stock at the close of business on April 16, 2021 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination of any stockholder (i) for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Jonathan Truppman, General Counsel and Secretary, at legal@casper.com, stating the purpose of the request and providing proof of ownership of Company stock, and (ii) during the Annual Meeting, via the Internet at www.virtualshareholdermeeting.com/CSPR2021. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the materials that follow. If you received a copy of the proxy card by mail, you may alternatively sign, date and mail the proxy card in the accompanying return envelope. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy via telephone or online. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors,

/s/ Jonathan Truppman

Jonathan Truppman, General Counsel and Secretary

New York, New York

April 27, 2021

i

PROXY STATEMENT
CASPER SLEEP INC.
THREE WORLD TRADE CENTER, 175 GREENWICH STREET, 39TH FLOOR, NEW YORK, NY 10007
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Casper Sleep Inc. (the “Board of Directors” or “Board”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 10, 2021 (the “Annual Meeting”), at 10:00 a.m. Eastern Time, via live webcast, and at any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of shares of our common stock, $0.000001 par value (“Common Stock”), at the close of business on April 16, 2021 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were approximately 41,431,566 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Form 10-K”) will be released on or about April 27, 2021 to our stockholders on the Record Date.
In this proxy statement, “we,” “us,” “our,” the “Company” and “Casper” refer to Casper Sleep Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 10, 2021:
This proxy statement and our 2020 Form 10-K are available at
http://www.proxyvote.com/.
ATTENDING THE ANNUAL MEETING
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CSPR2021.
Proposals
At the Annual Meeting, our stockholders will be asked:
•	To elect Diane Irvine and Dani Reiss as Class I Directors to serve until the 2024 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified; and
•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board of Directors, or Board, recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•	FOR the election of Diane Irvine and Dani Reiss as Class I Directors; and
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because Casper’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Casper is making this proxy statement and its 2020 Form 10-K available to its stockholders electronically via the Internet. On or about April 27, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2020 Form 10-K and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2020 Form 10-K. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one set of proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is April 16, 2021. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 41,431,566 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
WHO CAN ATTEND AND VOTE AT THE ANNUAL MEETING?
In light of the ongoing COVID-19 pandemic and in order to allow greater participation, the Annual Meeting will be held entirely online. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/CSPR2021. You will also be able to vote your shares electronically at the Annual Meeting.
To participate and vote at the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging in to your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page.
WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits.

Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?”.
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
HOW DO I VOTE?
Stockholders of Record
We recommend that stockholders vote by proxy even if they plan to participate in the online Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•	by Mail—You can vote by mail by signing, dating. and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 9, 2021. In light of possible disruptions in mail service related to the novel coronavirus, or COVID-19 pandemic, we encourage stockholders to submit their proxy via the Internet or telephone. Stockholders of record may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CSPR2021 and entering the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m., Eastern Time on June 10, 2021.

Beneficial Owners
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/CSPR2021 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the stockholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.
CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered stockholder, you may revoke your proxy or change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of Casper prior to the Annual Meeting; or
•	by attending and voting during the Annual Meeting live webcast.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote at the Annual Meeting by following the procedures described above.
WHO WILL COUNT THE VOTES?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 1 of this proxy statement, as well as with the description of each proposal in this proxy statement.
WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?
PROPOSAL	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
PROPOSAL 1: ELECTION OF DIRECTORS	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of KPMG LLP.
WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, the proposal regarding the election of directors is a non-routine matter and, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes count for purposes of determining whether a quorum is present.
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON
PROPOSAL 1 Election of Directors
At the Annual Meeting, two Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2024 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation or removal.
We currently have eight Directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.
Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2024 Annual Meeting of Stockholders; Class II, whose term will expire at the 2022 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2023 Annual Meeting of Stockholders. The current Class I Directors are Diane Irvine and Dani Reiss; the current Class II Directors are Neil Parikh, Anthony Florence, and Karen Katz; and the current Class III Directors are Philip Krim, Jack Lazar, and Benjamin Lerer.
As indicated in our Amended and Restated Bylaws, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by the Board of Directors. Any additional directorships resulting from an increase in the number of directors may be filled only by a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class I Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.
VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.
CLASS I DIRECTOR NOMINEES (SUBSEQUENT TERMS TO EXPIRE AT THE 2024 ANNUAL MEETING)
The nominees for election to the Board of Directors as Class I Directors are as follows:
Name	Age	Served as a Director Since	Positions with Casper
Diane Irvine	62	2019	Director
Dani Reiss	47	2019	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee are as follows:
DIANE IRVINE	Age 62
Diane Irvine has served on the Board of Directors of Casper Sleep Inc. since July 2019. Ms. Irvine previously served as Chief Executive Officer of Blue Nile, Inc., an online retailer of diamonds and fine jewelry, from February 2008 until November 2011, as President from February 2007 until November 2011, and as Chief Financial Officer from December 1999 until September 2007. From February 1994 until May 1999, Ms. Irvine served as Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc., and from September 1981 until February 1994, she worked at accounting firm Coopers & Lybrand LLP in various capacities, most recently as partner. Ms. Irvine has served on the boards of directors of Yelp Inc., a crowd-sourced local business review and social networking site, since September 2011, Funko, Inc., a pop culture consumer products company, since August 2017, D.A. Davidson Companies, a financial services firm, since January 2018, and Farfetch Limited, a global platform for the luxury fashion industry, since August 2020. She previously served on the boards of directors of XO Group Inc. from November 2014 until December 2018, and Rightside Group Ltd. from August 2014 until July 2017. Ms. Irvine received an M.S. in Taxation and a Doctor of Humane Letters from Golden Gate University, and a B.S. in Accounting from Illinois State University. We believe Ms. Irvine's extensive leadership experience, her financial expertise and her broad public board experience make her well-qualified to serve on our Board of Directors.
DANI REISS	Age 47
Dani Reiss has served on the Board of Directors of Casper Sleep Inc. since March 2019. Mr. Reiss has been the President and Chief Executive Officer of Canada Goose Holdings Inc. (and its predecessors), a global outerwear company, since 2001 and currently serves as Chairman of its board of directors. Mr. Reiss has served on the board of directors of Polar Bears International (Canada) Inc., a wildlife conservation organization, since September 2014. He has also served on the board of directors of Mount Sinai Hospital Foundation of Toronto since June 2014. Mr. Reiss received a B.A. in English Literature and Philosophy from the University of Toronto. We believe Mr. Reiss' extensive leadership and operational experience makes him well-qualified to serve on our Board of Directors.
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2022 ANNUAL MEETING)
The current members of the Board of Directors who are Class II Directors are as follows:
Name	Age	Served as a Director Since	Positions with Casper
Neil Parikh	31	2013	Director
Anthony Florence	52	2014	Director
Karen Katz	64	2019	Lead Independent Director
The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:
NEIL PARIKH	Age 31
Neil Parikh has served on the Board of Directors of Casper Sleep Inc. since October 2013. Mr. Parikh was the Chief Strategy Officer of Casper Sleep Inc. from November 2018 to January 2021 and the Chief Operating Officer from October 2013 to November 2018. Mr. Parikh received a B.A. in Commerce, Organizations, and Entrepreneurship from Brown University. We believe Mr. Parikh's knowledge of the sleep industry and many years of experience as our Chief Strategy Officer and Chief Operating Officer make him well-qualified to serve as a member of our Board of Directors.

ANTHONY FLORENCE	Age 52
Anthony Florence has served on the Board of Directors of Casper Sleep Inc. since July 2014. Mr. Florence is a General Partner and head of the technology investing practice at New Enterprise Associates, Inc., or NEA, a venture capital firm he joined in 2008. Prior to joining NEA, Mr. Florence was a Managing Director at Morgan Stanley & Co. LLC, where he served as Head of East Coast Technology Banking in New York and as a member of the North American Management Committee for Investment Banking. From October 2010 until November 2017, Mr. Florence served on the board of directors of Care.com, the largest online marketplace for finding and managing family care. He also served on the board of directors of Cvent, Inc., a meetings, events and hospitality technology provider, from July 2011 until November 2016 and currently serves as a director of several private companies. Mr. Florence received an M.B.A. from the Tuck School of Business at Dartmouth and an A.B. in Economics from Dartmouth College. We believe Mr. Florence's extensive brand-building and broad technology investment experience make him well-qualified to serve on our Board of Directors.
KAREN KATZ	Age 64
Karen Katz has served on the Board of Directors of Casper Sleep Inc. since April 2019 and as the Lead Independent Director of the board of directors since March 2020. Ms. Katz served as President and Chief Executive Officer of Neiman Marcus Group LTD LLC, an international multi-brand omni-channel retailer, from October 2010 until her retirement in February 2018. Ms. Katz served on the board of directors of The Neiman Marcus Group, LLC from October 2010 to January 2020. In addition, Ms. Katz has served on the board of directors of Under Armour, Inc., a performance footwear and apparel company, since October 2014 and Humana, Inc., a healthcare company, since October 2019. Most recently, Ms. Katz joined the board of directors of The RealReal, Inc., a luxury re-commerce company, in March 2021. Ms. Katz is an advisor to a number of consumer companies, helping their chief executive officers think about strategy, leadership opportunities, as well as engagement with consumers. Ms. Katz is currently the Chair of the Board of the Perot Museum of Science and Nature in Dallas, Texas, where she lives. From 2017 to 2019, she served as the Chairman of the National Retail Foundation, a non-profit arm of the National Retail Federation, as well as sat on the boards of directors of the National Retail Federation, the pre-eminent retail trade association. Ms. Katz received an M.B.A. from the University of Houston and a B.A. in Political Science from the University of Texas. We believe Ms. Katz's extensive experience at the helm of a leading omni-channel retailer and deep understanding of customer experience and engagement make her well-qualified to serve on our Board of Directors.
CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2023 ANNUAL MEETING)
The current members of the Board of Directors who are Class III Directors are as follows:
Name	Age	Served as a Director Since	Positions with Casper
Philip Krim	37	2013	Chairman of the Board and Chief Executive Officer
Jack Lazar	55	2019	Director
Benjamin Lerer	39	2014	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:
PHILIP KRIM	Age 37
Philip Krim has served as Casper Sleep Inc.'s Chief Executive Officer and as a member of our Board of Directors since October 2013. Mr. Krim was Chief Executive Officer of Vocalize Mobile, a mobile search advertising platform for small businesses, from January 2010 until July 2013 and Chief Executive Officer of The Merrick Group from January 2003 until December 2009. Mr. Krim has served as Chairman of the boards of directors of Tailwind Acquisition Corporation and Tailwind Two Acquisition Corporation since September 2020 and February 2021, respectively. Since 2016, Mr. Krim has served on the Emerging Leadership Council of the 92nd Street Y. He has also served as a director of the Travis Manion Foundation and as a member of the Leadership Council of the Robin Hood Foundation, in each case since 2019. He received a B.B.A. in Marketing from Red McCombs School of Business at the University of Texas at Austin. We believe Mr. Krim's knowledge of the sleep industry and many years of experience as Chief Executive Officer of various companies, including ours, make him well-qualified to serve as a member of our Board of Directors.
JACK LAZAR	Age 55
Jack Lazar has served on the Board of Directors of Casper Sleep Inc. since April 2019. Since March 2016, Mr. Lazar has been an independent business consultant. From January 2014 until March 2016, Mr. Lazar served as the Chief Financial Officer at GoPro, Inc., a provider of wearable and mountable capture devices. From January 2013 until January 2014, he was an independent business consultant. From May 2011 until January 2013, Mr. Lazar was employed by Qualcomm and served as Senior Vice President, Corporate Development and General Manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions. From September 2003 until it was acquired by Qualcomm in May 2011, Mr. Lazar served in various positions at Atheros Communications, Inc., a provider of communications semiconductor solutions, most recently as Senior Vice President of Corporate Development, Chief Financial Officer and Secretary. Mr. Lazar has served on the boards of directors of Silicon Laboratories, an analog and mixed signal semiconductor company, since April 2013, Resideo Technologies, Inc., a provider of comfort and security solutions, since October 2018, and Box, Inc., a cloud content management company, since March 2020. Mr. Lazar has previously served on a variety of public company boards, including TubeMogul, Inc., an enterprise software company for digital branding from October 2013 to December 2016, Quantenna Communications, Inc., a wireless semiconductor company, from July 2016 to June 2019, and Mellanox Technologies, Ltd., a communications semiconductor company from June 2018 to April 2020. Mr. Lazar is a certified public accountant (inactive) and holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University. We believe Mr. Lazar's past experience as an executive officer and director, including at companies in the technology industry, makes him well-qualified to serve on our Board of Directors.
BENJAMIN LERER	Age 39
Benjamin Lerer has served on the Board of Directors of Casper Sleep Inc. since July 2014. Mr. Lerer is the Chief Executive Officer of Group Nine Media, a digital media holding company consisting of Thrillist, NowThis, The Dodo, Seeker, and PopSugar, which he joined in December 2016. He is also a Co-Founder of Thrillist Media Group, Inc., where he served as Chief Executive Officer from October 2005 to December 2016, and a Managing Partner at Lerer Hippeau Ventures, an early stage venture capital fund he co-founded in 2010. Mr. Lerer has served as Chief Executive Officer and a member of the board of directors of Group Nine Acquisition Corp. since December 2020, and as President and a member of the board of directors of Lerer Hippeau Acquisition Corporation since January 2021. He also serves as Chairman of East River Development Alliance Federal Credit Union and as a Director of certain funds managed by Lerer Hippeau Ventures. He received a B.S. in Political Science from the University of Pennsylvania. We believe Mr. Lerer's extensive brand-building, organizational leadership, and media and marketing industry experience make him well-qualified to serve on our Board of Directors.

PROPOSAL 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
KPMG LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2020. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of KPMG LLP is expected to attend the Annual Meeting via live webcast, to have an opportunity to make a statement if desired, and to be available to respond to appropriate questions from stockholders.
In the event that the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2021. Even if the appointment of KPMG LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of Casper.
VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority of the votes cast. Abstentions will have no effect on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KPMG LLP, we do not expect any broker non-votes in connection with this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2020 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Diane Irvine (Chair)
Benjamin Lerer
Jack Lazar

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees, in thousands, of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:
Fee Category	Fiscal 2020	Fiscal 2019
Audit Fees	$1,123.0	$663.5
Audit-Related Fees	$502.0	$1,057.0
Tax Fees	$134.8	$85.0
All Other Fees	$3.9	$3.8
Total Fees	$1,763.7	$1,809.3
AUDIT FEES
Audit fees consist of fees for the audit of our consolidated financial statements contained in our 2020 Form 10-K and in our Registration Statement filed in connection with our initial public offering, and the review of the unaudited interim financial statements included in our Quarterly Reports on Form 10-Q and our Registration Statement in connection with our initial public offering.
AUDIT-RELATED FEES
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including for assurance reporting on our historical financial information included in our Registration Statement in connection with our initial public offering.
TAX FEES
Tax fees consist of fees for tax compliance services.
ALL OTHER FEES
All other fees consist of subscription fees for an accounting research tool.
AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
The Audit Committee has adopted a policy, or the Pre-Approval Policy, that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage KPMG LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee, or specific pre-approval, or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy, or general pre-approval. Unless a type of service to be provided by KPMG LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:
Name	Age	Position
Philip Krim[1]	37	Chairman of the Board and Chief Executive Officer
Emilie Arel[2]	43	Chief Commercial Officer and President
Michael Monahan[3]	49	Chief Financial Officer
Jonathan Truppman[4]	35	General Counsel, Secretary
1	See biography on page 9 of this proxy statement.
2
Emilie Arel has served as Casper Sleep Inc.'s Chief Commercial Officer and President since July 2019. Previously, Ms. Arel served as the Chief Executive Officer of FULLBEAUTY Brands, a portfolio of brands in the plus-size apparel space, from November 2017 until June 2019 leading its turn-around out of bankruptcy, as well as the Chief Executive Officer of Quidsi Inc., a subsidiary of Amazon LLC, from April 2015 to September 2017. Prior to that, she served as the Senior Vice President of Retail at Quidsi Inc. from May 2014 to April 2015. Between February 2007 and March 2014, Ms. Arel held a variety of executive and leadership roles at Gap Inc., including Vice President of Stores at Old Navy. Before joining Gap, Inc., Ms. Arel served in various positions at Target Corporation from January 2001 to January 2007. Ms. Arel received a dual M.B.A. from the Columbia School of Business in New York, New York and the Haas School of Business in Berkeley, California, as well as a B.A. in Marketing from the University of St. Thomas in St. Paul, Minnesota.

3
Michael Monahan has served as Casper Sleep Inc.’s Chief Financial Officer since August 2020. Previously, Mr. Monahan served as the Chief Financial Officer of Nutrisystem, Inc., a weight-loss company, from 2013 to 2019 where he oversaw the growth of the company’s market capitalization and subsequently, the successful sale of the business. Mr. Monahan has also served as the Chief Financial Officer of both Hexo Corp. and PetroChoice Holdings, Inc. Earlier in his career, he served in financial roles at Exelon Corp., Accenture and Arthur Andersen. Mr. Monahan received an M.B.A. from The University of Chicago’s Booth School of Business and a B.A. from Villanova University.

4
Jonathan Truppman has served as Casper Sleep Inc.'s General Counsel and Secretary since February 2017. Previously, Mr. Truppman served as our VP Business Development & Legal since February 2015. Between October 2013 and February 2015 and September 2010 and August 2012, he was an associate at Paul, Weiss, Rifkind, Wharton & Garrison LLP, an international law firm, and he served as a law clerk for the Honorable Victor Marrero of the United States District Court for the Southern District of New York from September 2012 through September 2013. Mr. Truppman received a J.D., cum laude, from Harvard Law School and a B.A., magna cum laude, from Columbia University.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of Casper. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of our investor relations website located at ir.casper.com, or by writing to our Secretary at our offices at Three World Trade Center, 175 Greenwich Street, 39th Floor, New York, NY 10007.
Board Composition
Our Board of Directors currently consists of eight members: Anthony Florence, Diane Irvine, Karen Katz, Philip Krim, Jack Lazar, Benjamin Lerer, Neil Parikh, and Dani Reiss. As indicated in our Amended and Restated Bylaws, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by the Board of Directors. Any additional directorships resulting from an increase in the number of directors may be filled only by a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.
Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur.
Director Independence
Our Board of Directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board of Directors has affirmatively determined that Anthony Florence, Diane Irvine, Karen Katz, Jack Lazar, Benjamin Lerer and Dani Reiss are each an “independent director,” as defined under the rules of the NYSE. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director. There are no family relationships among any of our directors or executive officers.
Director Candidates
The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Each of our Class I Director nominees, Diane Irvine and Dani Reiss, was initially recommended as a potential director candidate by our Chief Executive Officer.
Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. Our Corporate Governance Guidelines provide that the Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Casper Sleep Inc., Three World Trade Center, 175 Greenwich Street, 39th Floor, New York, NY 10007. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the lead director, chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, Three World Trade Center, 175 Greenwich Street, 39th Floor, New York, NY 10007, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Mr. Lazar, Ms. Katz and Mr. Reiss, with Mr. Lazar serving as chair. No member of our Compensation Committee is or has been an officer or employee of the Company.
During 2020, none of our executive officers served as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.
Board Leadership Structure and Role in Risk Oversight
Our Corporate Governance Guidelines provide that the roles of Chairperson of the Board and Chief Executive Officer may be separated or combined, and our Board of Directors exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, Philip Krim serves as both our Chief Executive Officer and Chairman of the Board. The Board has carefully considered its leadership structure and determined that combining the positions of Chief Executive Officer and Chairman of the Board currently serves the best interests of the Company and its stockholders. Specifically, the Board believes that Mr. Krim is best situated to serve as Chairman given his deep knowledge of our business and strategy and ability to draw on that experience in order to provide the Board, in coordination our lead independent director, leadership to focus its discussions, review and oversight of the Company’s strategy, business, and operating and financial performance.
We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Our Board of Directors will continue to consider whether the positions of Chairperson of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.
Our Corporate Governance Guidelines provide that whenever our Chairperson of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the independent directors will elect a lead director. Our Corporate Governance Guidelines provide that the lead director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board. Karen Katz currently serves as our lead independent director.
Our Board of Directors and its committees are responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, including risks relating to the Company’s credit, liquidity and operations and risks relating to the ongoing COVID-19 pandemic, and oversees the implementation of risk mitigation strategies by management. The Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, and oversees the management of financial and cybersecurity risks. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Board’s Role in Strategic Oversight
Our Board of Directors is responsible for overseeing the development and execution of our long-term strategy and is regularly involved in our strategic planning process. Specifically, the Board holds an annual strategy planning offsite during which members of our management team and Board of Directors review and discuss the Company’s overall corporate strategy. This annual offsite includes a presentation and discussion of the Company’s strategic priorities and near- and long-term strategic goals, including with respect to product development, brand strategy, and our continued focus on delivering a world-class multichannel consumer experience. Our Board continues to review the Company’s progress against our strategic goals throughout the year and continuously provides valuable perspective on the strategic issues that are most important to Casper.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the code is available in the “Governance” section of our investor relations website located at ir.casper.com. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, and employees. The policy prohibits our directors, officers, and employees and any entities they control from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
Attendance by Members of the Board of Directors at Meetings
There were six (6) meetings of the Board of Directors during the fiscal year ended December 31, 2020. During the fiscal year ended December 31, 2020, each Director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors, and (ii) all meetings of the committees on which the Director served during the period in which he or she served as a Director.
Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend absent compelling circumstances.
Executive Sessions
The non-management members of the Board meet in regularly scheduled executive sessions. Karen Katz, as the current lead director, presides over the regularly scheduled executive sessions at which she is present.

Committees of the Board
Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees are set forth in the following chart.
Name	Audit	Compensation	Nominating and Corporate Governance
Anthony Florence*
Diane Irvine*	Chair
Karen Katz*		X	Chair
Philip Krim
Jack Lazar*	X	Chair
Benjamin Lerer*	X
Neil Parikh
Dani Reiss*		X	X
*	Independent director
Audit Committee
Our Audit Committee is responsible for, among other things:
•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related person transactions; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The members of the Audit Committee are Ms. Irvine, Mr. Lazar and Mr. Lerer, with Ms. Irvine serving as chair. Our Board of Directors has affirmatively determined that Ms. Irvine, Mr. Lazar and Mr. Lerer each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of our Audit Committee also meets the financial literacy requirements of NYSE listing standards. In addition, our Board of Directors has determined that Ms. Irvine, Mr. Lazar and Mr. Lerer each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has affirmatively determined that each of Ms. Irvine’s and Mr. Lazar’s simultaneous service on the audit committees of more than three public companies does not impair her or his ability, respectively, to effectively serve on our Audit Committee. Our Board of Directors has adopted an Audit Committee Charter, which is available in the “Governance” section of our investor relations website located at ir.casper.com.

The Audit Committee met five (5) times during the fiscal year ended December 31, 2020.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•
reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the Board of Directors, in conjunction with a majority of the independent members of the Board of Directors) the compensation of our Chief Executive Officer;

•	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;
•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;
•	reviewing and approving all employment agreement and severance arrangements for our executive officers;
•	making recommendations to our Board of Directors regarding the compensation of our directors; and
•	retaining and overseeing any compensation consultants.
The Compensation Committee generally considers the recommendations of the Chief Executive Officer and Chief People Officer when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2020, the Compensation Committee engaged the compensation consulting firm Radford, a part of the Reward Solutions practice at AON plc (“Radford”), to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss our executive and non-employee director compensation and to receive input and advice. Radford reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and has determined that Radford’s work does not raise a conflict of interest.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time.
The Compensation Committee consists of Mr. Lazar, Ms. Katz, and Mr. Reiss, with Mr. Lazar serving as chair. Our board has determined that Mr. Lazar, Ms. Katz and Mr. Reiss meet the definition of “independent director” for purposes of serving on the compensation committee under the NYSE rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our Board of Directors has adopted a Compensation Committee Charter, which is available in the “Governance” section of our investor relations website located at ir.casper.com.
The Compensation Committee met five (5) times during the fiscal year ended December 31, 2020.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;
•	overseeing succession planning for our Chief Executive Officer and other executive officers;
•	periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;
•	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees;
•	overseeing the development and execution of our Environmental, Social, and Governance strategy; and
•	developing and recommending to our Board of Directors a set of corporate governance guidelines.

Our Nominating and Corporate Governance Committee consists of Ms. Katz and Mr. Reiss, with Ms. Katz serving as chair. Our Board of Directors has affirmatively determined that Ms. Katz and Mr. Reiss each meet the definition of “independent director” under the NYSE rules. Our Board of Directors has adopted a Nominating and Corporate Governance Committee Charter, which is available in the “Governance” section of our investor relations website located at ir.casper.com.
The Nominating and Corporate Governance Committee met four (4) times during the fiscal year ended December 31, 2020.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE APPROACH
At Casper, we believe that a sustainable business strategy that integrates Environmental, Social, and Governance (“ESG”) considerations is key to creating long-term value for our shareholders and our other stakeholders. We have a long history of integrating ESG considerations into our mission, business strategy and operations, and the impact we have on our communities and stakeholders. This commitment starts at the top, with a Board that is actively engaged on sustainability, social, and governance matters. At the Board committee level, the Nominating and Corporate Governance Committee regularly reviews and discusses the company’s progress on its ESG agenda with our management and the Board. The ESG acumen of several of our directors, coupled with their experiences overseeing the successful implementation of ESG strategies at companies where they serve or have served in executive roles, has been invaluable as we continue on our journey to develop a formal and stakeholder-relevant ESG strategy that integrates with and reinforces our long-term corporate strategy and business objectives. In addition, the commitment from our executive management team and dedication of our employees to the development and continued advancement of Casper’s ESG strategy is foundational to our ESG program. Importantly, Casper’s executive management team has identified the continued development and implementation of Casper’s ESG agenda as a key priority for 2021.
With the development of our ESG strategy, our Board and management team are focused on delivering value for all our stakeholders. In late 2020 and early 2021, we conducted our first materiality assessment to identify the most impactful ESG issues for our company and our stakeholders, including our shareholders, customers, employees, and business partners. We identified several strategic focus areas, including:
•	addressing the composition and life-cycle of our products;
•	reducing and offsetting our environmental footprint;
•	becoming the leading champion for “sleep equity” by creating opportunities and access to rest and wellness products, tools, and education; and
•	creating a diverse and empowering community within our Company that develops and engages our talent.
In early 2021, we established a cross-functional ESG Committee comprised of senior leaders across our organization that is aimed at driving further integration of our ESG strategy with our long-term corporate strategy and business objectives. Over the coming year, we plan to share our ESG goals and provide enhanced ESG reporting to our community, including our shareholders. As we progress along our ESG journey, we invite all our stakeholders to share their feedback on our ESG strategy.
Human Capital Management at Casper
At Casper, we have long understood the importance of investing in our people because our talent drives our long-term success. Our management team sets our talent vision and strategy, and our Compensation Committee meets with management regularly to discuss this strategy and high priority topics, including diversity, equity, inclusion, and employee engagement.
Diversity, Equity & Inclusion
We believe promoting a diverse, inclusive, and equitable culture is critical to the long-term success of our company. As part of our commitment to ensuring a diverse and representative organization, our Talent Acquisition team is committed to recruiting a diverse candidate slate for all open positions and eliminating unconscious bias from recruitment and talent identification processes. We also strive to ensure diverse representation on all candidate interview panels and have implemented behavioral interview training to provide our employees with the tools to effectively identify talent. In addition, our employee-led Diversity, Equity and Inclusion Council helps inform, shape, and define the Company’s priorities and strategy for building a more equitable, transparent, and inclusive community for all of our stakeholders.
Learning & Development
Supporting a high-performance culture through promoting employee development and engagement remains one of our top strategic priorities. We have a dedicated Learning and Development team responsible for working with our corporate and retail teams to identify team and employee-specific training and development needs to help inform our programmatic design. Based on these needs, we have developed and continue to refine a variety of tailored training programs to enrich the development of our teams, ranging from management skills training, retail associate and customer experience training, as well as a company-wide sleep training program created in collaboration with our Sleep Advisory Board focused on the science of sleep, sleep behaviors, and the social dimensions of sleep.
Employee Engagement
As part of our continual focus on employee engagement, we launched an annual, week-long company-wide offsite in the first quarter of 2021 to drive cross-functional alignment around the Company's mission, vision and strategy, and to build and deepen relationships across the Company. In addition, we hold ourselves accountable on employee engagement and inclusion metrics by conducting two surveys each year to measure employee engagement and sentiment, followed by company-wide and department-specific action planning.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2020, our “named executive officers”, and their positions were as follows:
•	Philip Krim, Chief Executive Officer;
•	Emilie Arel, President and Chief Commercial Officer; and
•	Michael Monahan, Chief Financial Officer.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2020 and December 31, 2019.
Name and Principal Position	Year	Salary ($)(2)	Bonus ($)	Option Awards ($)(4)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total
Philip Krim Chief Executive Officer	2020	591,667	—	—	3,373,082	415,800	17,546	4,398,095
	2019	495,851	—	—	—	—	20,149	516,000

Emilie Arel President and Chief Commercial Officer	2020	591,667	600,000(3)	—	2,983,705	—	168,872	4,344,244
	2019	231,061	700,000	5,417,679	—	—	66,121	6,414,861

Michael Monahan Chief Financial Officer(1)	2020	168,561	—	999,180	945,360	75,690	15,137	2,203,928

(1)	Mr. Monahan commenced employment as our Chief Financial Officer effective August 31, 2020.
(2)	Amount reflect the actual base salary paid to each named executive officer in respect of 2020, which include the respective base salary increases received by Mr. Krim and Ms. Arel on February 1, 2020.
(3)
Amount reflect the second installment of the sign-on bonus paid to Ms. Arel on March 2, 2020 in the amount of $100,000 and a guaranteed 2020 Annual Bonus Plan payment of $500,000 to be paid to Ms. Arel pursuant to the terms of her offer letter. Please see the section titled “—Executive Compensation Arrangements— Emilie Arel” below for further information.

(4)
Amounts reflect the full grant-date fair value of stock options and restricted stock units (“RSUs”) granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual.

(5)	Amounts reflect the amounts paid pursuant to our 2020 Annual Bonus Plan with respect to fiscal year 2020. Please see the section titled “Annual Bonus Program” below for further information.
(6)
For Mr. Krim, the amount reflects $6,546 for free products provided in an amount above the employee discount and a transportation allowance of $11,000. For Ms. Arel, amounts reflect $8,208 for free products provided in an amount above the employee discount, a lodging and commuting allowance in the amount of $96,000, and $64,664 paid to Ms. Arel as a tax gross up associated with the taxes incurred with respect to her lodging and commuting allowance. For Mr. Monahan, the amount reflects $5,137 for free products provided in an amount above the employee discount and $10,000 for legal fees paid by the company on his behalf in connection with the negotiation of his employment agreement.

Elements of the Company’s Executive Compensation Program
For the year ended December 31, 2020, the compensation for our named executive officers generally consisted of a base salary, cash bonuses, and equity awards. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success. In connection with our IPO, we engaged Radford, an independent national compensation consulting firm, to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives, and provide guidance in administering our compensation programs.

Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.
Base Salaries
The named executive officers receive a base salary to compensate them for the services they provide to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities.
Mr. Krim’s initial base salary for 2020 was $500,000. Pursuant to the new employment agreement entered into with Mr. Krim in connection with the IPO, his base salary was increased to $600,000 effective February 1, 2020. Ms. Arel’s original base salary for 2020 was $500,000 and was subsequently increased to $600,000 effective February 1, 2020, as set forth in her offer letter described below. Mr. Monahan is entitled to receive a base salary of $500,000 pursuant to his offer letter.
The actual salaries paid to each named executive officer for 2020 are set forth above in the Summary Compensation Table in the column entitled “Salary.”
Annual Bonus Program
2020 Bonuses
In 2020, we maintained the 2020 Annual Bonus Plan, or the 2020 ABP, which was a performance-based short-term incentive plan for our eligible employees (including our named executive officers). The 2020 ABP pool was based on the achievement of specified 2020 performance measures of global net revenue (originally weighted at 50% of the award) and adjusted EBITDA (originally weighted at 50% of the award). If the company achieved threshold performance on both metrics, the 2020 ABP pool would have been funded at 50% of the target payout. If the company achieved target performance on both metrics, the pool would have been funded at 100%. If the company achieved maximum performance on both metrics, the pool would have been funded at 150%. Payout levels and performance, in each case, were subject to the final determination of our compensation committee. If the company achieved below threshold performance on both metrics, no bonuses would have been paid under the 2020 ABP. Bonus funding of the pool was ultimately based on the achievement of each metric and was straight-line interpolated between threshold, target and maximum achievement levels. Each 2020 ABP participant was assigned a bonus level corresponding to a percentage of his or her base salary, which represented such participant’s target bonus opportunity.
The performance measure weighting and payout targets were originally set by the compensation committee prior to the onset of the COVID-19 pandemic and its resulting effect on the global economy. In response to the COVID-19 pandemic, the compensation committee determined to amend the 2020 ABP performance measures such that, among other things, global net revenue would be weighted at 25% of the award and adjusted EBITDA would be weighted at 75% of the award as well as to revise the payout curves, resulting in a maximum payout opportunity of 110% of an individual’s target bonus.
Under the 2020 ABP, the target bonus level for Mr. Krim, Ms. Arel and Mr. Monahan were 100%, 75%, and 65%, respectively, of the executive’s base salary. Ms. Arel’s offer letter provides that, notwithstanding the general terms of the 2020 ABP, she is entitled to a minimum 2020 bonus of $500,000. In addition, Mr. Monahan’s bonus under the 2020 ABP was prorated based on the period of the year in which he was employed with the company.
Based on the company’s achievement of the global net revenue and adjusted EBITDA performance measures, as revised in light of the COVID-19 pandemic, the 2020 ABP pool would be funded at 69.3%. As a result, Mr. Krim received a bonus of $415,800 and Mr. Monahan received a bonus of $75,690. The calculated bonus for Ms. Arel was less than her guaranteed bonus of $500,000, resulting in her receiving her guaranteed bonus of $500,000 for 2020.
The actual annual cash bonuses paid to Messrs. Krim and Monahan under the 2020 ABP with respect to 2020 are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.” The guaranteed bonus payment of $500,000 paid to Ms. Arel under the 2020 ABP with respect to 2020 is set forth above in the Summary Compensation Table in the column entitled “Bonus.”

2021 Bonuses
In February 2021, we adopted the 2021 Annual Bonus Program, or the 2021 ABP, which is a performance-based annual incentive plan that provides our eligible employees (including our named executive officers) with the opportunity to earn cash bonuses based on specified net revenue and adjusted EBITDA targets.
Mr. Krim, Ms. Arel and Mr. Monahan’s target bonuses under the 2021 ABP currently remain the same.
Arel Sign-on Bonus
Ms. Arel received a sign-on bonus in an aggregate amount of $300,000 as an incentive for her to join the company. Pursuant to the terms of her offer letter, Ms. Arel received the first installment of her sign-on bonus of $200,000 on July 31, 2019. The remaining $100,000 installment of the sign-on bonus was paid on March 2, 2020, and was subject to Ms. Arel’s continued employment with the company through such payment date. For further information on Ms. Arel’s sign-on bonus, please see “—Executive Compensation Arrangements—Emilie Arel” below.
Equity Compensation
Outstanding Equity Awards
We maintain the Casper Sleep Inc. 2014 Equity Incentive Plan, as amended, or the 2014 Plan, and the Casper Sleep Inc. 2015 Equity Incentive Plan, as amended, or the 2015 Plan.
Following the adoption of our 2020 Equity Incentive Plan, or the 2020 Plan, in connection with our IPO, no further grants were permitted to be made under the 2014 Plan or 2015 Plan, though existing awards remain outstanding. The 2020 Plan provides our employees (including the named executive officers) and other eligible service providers the opportunity to participate in the equity programs and incentivize them to work towards the long-term performance goals of the company. We believe that such awards function as a compelling incentive and retention tool.
Prior Plan Awards
As described in the Outstanding Equity Awards at Fiscal Year End Table and related footnotes below, the following equity awards under the 2015 Plan are currently held by our named executive officers: Mr. Krim currently holds an option to purchase 450,000 shares of our common stock, which was granted to him on January 2, 2018 and which has an exercise price of $13.60 per share; and Ms. Arel currently holds an option to purchase 570,000 shares of our common stock, which was granted to her in connection with the commencement of her employment with us on July 19, 2019 and which has an exercise price of $19.65 per share.
Each of the option grants under the 2015 Plan was granted with an exercise price per share equal to fair market value on the date of grant.
2020 Plan Awards
As described in further detail in the Outstanding Equity Awards at Fiscal Year End Table and related footnotes below, the following equity awards under the 2020 Plan were granted to our named executive officers in 2020 as part of our equity program: on March 5, 2020, Mr. Krim and Ms. Arel each received awards of 192,308 and 100,962 RSUs, as well as 192,308 and 33,654 performance stock units (“PSUs”), respectively. 50% of the RSU awards vested on the first anniversary of the grant date and 25% will vest on each of the second and third anniversaries of the grant date, subject to the executive’s continued service through the applicable vesting date. The PSU awards would be earned based on the achievement of global net revenue and adjusted EBITDA targets for the 2020 fiscal year (each independently weighted at 50% of the award). If threshold performance was achieved for both metrics, 50% of the target number of PSUs would be earned. If target performance was achieved for both metrics, 100% of the target number of PSUs would be earned. The payout level of PSUs was determined using straight-line interpolation between threshold and target levels. Based on the achievement of the applicable performance measures, our board of directors determined that the overall payout was 31.33% of target, resulting in Mr. Krim earning 60,250 shares and Ms. Arel earning 10,543 shares.
Pursuant to his offer letter, Mr. Monahan was also entitled to receive a grant comprising of RSUs and non-qualified stock options with an aggregate value of $2.0 million. On September 13, 2020, Mr. Monahan received an option to purchase 234,000 shares of our common stock at an exercise price of $8.08 and an award of 117,000 RSUs. 25% of each award vests on each of the first four anniversaries of the grant date, subject to Mr. Monahan’s continued service with us through the applicable vesting date.
On November 10, 2020, Ms. Arel received an additional award of 183,287 RSUs and 90,328 PSUs. The RSU awards vest 50% on the first anniversary of the grant date and 50% will vest on the second anniversary of the grant date, subject to the executive’s continued service through the applicable vesting date. The PSU award would be earned based on the achievement of global net revenue and adjusted EBITDA targets for the 2021 fiscal year (each weighted at 50% of the award), with the number of PSUs eligible to be earned ranging from 50% to 150% of the target number of PSUs. If any PSUs are earned with respect to this award, 50% of such PSUs will vest and be payable on the earlier of (i) March 1, 2022 and (ii) the date the compensation committee certifies the achievement of the applicable performance measures, and the remaining 50% of such PSUs will vest and be payable on November 10, 2022, in each case subject to Ms. Arel’s continued service with us through the applicable vesting date.
Other Elements of Compensation
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we do not provide discretionary matching contributions in the 401(k) plan. We do not maintain any defined benefit pension plans or deferred compensation plans for our named executive officers.
Employee Benefits and Perquisites
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental and vision benefits;
•	medical and dependent care flexible spending accounts;
•	commuter benefits;
•	employee assistance program (EAP);
•	legal assistance;
•	short-term and long-term disability insurance;
•	life insurance; and
•	discounted product purchase programs.
In addition, Ms. Arel received a lodging and commuting allowance in the aggregate amount of $96,000 in 2020 pursuant to the Arel Offer Letter. We also paid $10,000 for legal fees on Mr. Monahan’s behalf in connection with the negotiation of his employment agreement.
We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
Tax gross-ups
Ms. Arel receives a tax gross-up in connection with her monthly allowance pursuant to her offer letter for her lodging and commuting expenses. Also, other than in connection with reimbursement of expenses, we do not provide any other tax gross-ups to our named executive officers or other employees.

Stock Ownership Guidelines
In connection with the IPO, we adopted stock ownership guidelines that are applicable to our executive officers, including our named executive officers, and to our non-employee directors. Our executive officers and non-employee directors are expected to satisfy the applicable guidelines set forth below within five years of the later of (i) the effective date of our initial public offering, and (ii) the date of such individual’s appointment to a position with the Company that is subject to such guidelines, and to hold at least such minimum value in shares of common stock for so long as they are an executive officer or non-employee director, as applicable.
Position	Salary Multiple Threshold ($)	Fixed Share Threshold
Chief Executive Officer	5X annual base salary	Number of shares with a fair market value equal to 5X annual base salary
Other Executive Officers	1X annual base salary	Number of shares with a fair market value equal to 1X annual base salary
Non-Employee Director	5X annual retainer fee	N/A
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020.
			Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(10)
Philip Krim	01/2/2018	328,125(1)	121,875	13.60	01/1/2028
	03/5/2020					192,308(4)	1,182,694
	03/5/2020							192,308(7)	1,182,694
Emilie Arel	07/19/2019	195,625(2)	374,375	19.65	07/18/2029
	03/05/2020					100,962(4)	620,916
	03/05/2020					183,287(5)	1,127,215	33,654(7)	206,972
	11/10/2020							90,328(8)	555,517
	11/10/2020
Michael Monahan	09/13/2020		234,000(3)	8.08	09/13/2030
	09/13/2020					117,000(6)	719,550
(1)
On January 2, 2019 (the one-year anniversary of the applicable vesting commencement date), 25% of Mr. Krim’s 2018 option grant vested with the remaining 75% vesting in equal monthly installments on the same calendar day of each month for the 36-month period thereafter, in each case subject to his continued employment with the company through the applicable vesting dates. See the section titled “Equity Compensation—Outstanding Equity Awards” for further information on the acceleration provisions for these option grants.

(2)
The option is scheduled to vest as to 142,500 shares underlying such option on the first anniversary of the vesting commencement date (which options vested on July 15, 2020), with the remaining 382,500 options vesting in equal monthly installments over the thirty-six month period thereafter and the remaining 45,000 options vesting in equal monthly installments over the twelve months following the end of such thirty-six month period, subject to Ms. Arel’s continued employment with the company through the applicable vesting dates. See the section titled “Equity Compensation—Outstanding Equity Awards” for further information on acceleration provisions for these option grants.

(3)	25% of such option is scheduled to vest on each of the first four anniversaries of the grant date, subject to Mr. Monahan’s continued service with us through the applicable vesting date.

(4)
50% of such RSUs are scheduled to vest on the first anniversary of the grant date (March 5, 2021 for Mr. Krim and Ms. Arel’s March 2020 grants), and 25% of such RSUs will vest on each of the second and third anniversaries of the grant date, subject to the executive’s continued service through the applicable vesting date.

(5)	50% of such RSUs are scheduled to vest on each of the first two anniversaries of the grant date, subject to Ms. Arel’s continued service through the applicable vesting date.
(6)	25% of such RSUs are scheduled to vest on each of the first four anniversaries of the grant date, subject to Mr. Monahan’s continued service with us through the applicable vesting date.
(7)
These PSU awards would be earned based on the achievement of global net revenue and adjusted EBITDA targets for the 2020 fiscal year (each weighted at 50% of the award), and vested subject to the executive’s continued service with us through March 5, 2021. See the section titled “Equity Compensation–Outstanding Equity Awards” for further information on these PSU awards.

(8)
Such PSU award would be earned based on the achievement of global net revenue and adjusted EBITDA targets for the 2021 fiscal year (each weighted at 50% of the award. For any PSUs earned with respect to this award, 50% of such PSUs will vest and be payable on the earlier of (i) March 1, 2022 and (ii) the date the compensation committee certifies the achievement of the applicable performance measures, and the remaining 50% of such PSUs will vest and be payable on November 10, 2022, in each case subject to Ms. Arel’s continued service with us through the applicable vesting date.

(9)	Represents the closing market price of a share on December 31, 2020 multiplied by the number of unvested RSUs.
(10)	Represents the closing market price of a share on December 31, 2020 multiplied by the number of PSUs as if the target performance goals were achieved.
Executive Compensation Arrangements
Philip Krim
On July 8, 2014, Mr. Krim entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the company, which provides that Mr. Krim is subject to 12-month post-termination non-competition and non-solicitation of customers, business relations and employees covenants, as well as a perpetual confidentiality covenant.
In connection with the IPO, we entered into a new employment agreement with Mr. Krim, or the CEO Employment Agreement, providing for his continued employment as our Chief Executive Officer. The CEO Employment Agreement provides for an initial three-year term of employment, with automatic renewal for successive one-year periods until terminated in accordance with the terms of the agreement. Pursuant to the CEO Employment Agreement, Mr. Krim is entitled to an annual base salary of $600,000 and a monthly transportation allowance of $1,000. The CEO Employment Agreement also provides that Mr. Krim is eligible to earn an annual performance-based bonus ranging from 50% - 200% of his base salary, with a target bonus opportunity of 100% of his base salary.
Upon termination by the company without Cause or by Mr. Krim for Good Reason (each as defined in the CEO Employment Agreement), Mr. Krim would be entitled to, in addition to any accrued amounts under the CEO Employment Agreement, subject to his timely execution of a separation and release of claims agreement and continued compliance with the applicable restrictive covenants, (i) a cash severance payment equal to 18 months of his then-current base salary, payable in equal monthly installments during the 18-month period following the date of such termination, less applicable withholdings an deductions, in accordance with the company’s regular pay practices, (ii) if the date of termination occurs on or after July 1 of the year in which termination occurs, a pro rata annual bonus determined based on actual achievement, payable at the same time at which annual bonuses for the year in which termination occurs are generally paid to other executives of the company, (iii) the gross amount of Mr. Krim’s premium payments for continued health coverage pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for 18 months, payable in a lump sum, and (iv) full acceleration of the time-based equity awards that would have vested during the 12-month period following termination had Mr. Krim remained employed with the company during such 12-month period, and acceleration of any performance-based equity awards to the extent the applicable performance conditions are satisfied as of the date of termination.
In the event such termination by the company without Cause or by Mr. Krim for Good Reason occurs following the consummation of a change in control (as defined in the 2020 Plan), then in addition to any accrued amounts under the CEO Employment Agreement, subject to his timely execution of a separation and release of claims agreement and continued compliance with the applicable restrictive covenants, (i) a cash severance payment equal to 18 months of his then-current base salary, payable in a lump sum, (ii) an additional cash severance payment equal to 100% of his then-current base salary, payable in a lump sum, (iii) the gross amount of Mr. Krim’s premium payments for continued health coverage pursuant to COBRA for 18 months, payable in a lump sum, and (iv) full acceleration of any outstanding equity awards held by Mr. Krim.

Pursuant to the CEO Employment Agreement, Mr. Krim is subject to 18-month post-termination non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality and non-disparagement covenants.
Emilie Arel
On June 6, 2019, we entered into an offer letter with Ms. Arel, or the Arel Offer Letter, to employ her as President and Chief Commercial Officer of the company effective as of July 15, 2019. The Arel Offer Letter provided for an initial annual base salary of $500,000 for 2019, which annual base salary rate was to be increased to $600,000 for 2020, as well as the right to receive her initial option grant.
The Arel Offer Letter provided for a sign-on bonus of $300,000, payable in two installments of: (i) $200,000, payable on the first payroll date following Ms. Arel’s commencement of employment with the company, and (ii) $100,000, payable on the date on which the company pays annual bonuses with respect to 2019 during the company’s first fiscal quarter in 2020, in each case subject to Ms. Arel’s continued employment with the company through each such payment date. In addition, Ms. Arel is eligible to receive an annual performance-based cash bonus, subject to the discretion of our board of directors. Pursuant to the Arel Offer Letter, such annual bonus with respect to each of 2019 and 2020 will be guaranteed to equal at least $500,000; provided, that if Ms. Arel’s employment with the company is terminated for any reason other than by the company without Cause or by Ms. Arel for Good Reason prior to the six-month anniversary of the payment date of the 2020 annual bonus, Ms. Arel shall repay the full amount of such 2020 annual bonus, net of taxes, within 30 days of such termination date.
The Arel Offer Letter also provided Ms. Arel with a monthly allowance of $8,000 to cover Ms. Arel’s commuting and lodging costs, as well as the right to receive a gross-up covering the taxes incurred by Ms. Arel in connection with such commuting and lodging allowance and reimbursement of reasonable legal fees in connection with Ms. Arel’s entrance into the Arel Offer Letter.
Michael Monahan
On August 25, 2020, we entered into an offer letter with Mr. Monahan, or the Monahan Offer Letter, to employ him as Chief Financial Officer of the company. The Monahan Offer Letter provided for an initial annual base salary of $500,000, that Mr. Monahan is eligible to receive an annual performance-based cash bonus with a bonus opportunity of up to 65% of his base salary, subject to the discretion of our board of directors, as well as his initial equity award. In addition, the Monahan Offer Letter provided that the company would reimburse Mr. Monahan for legal fees of up to $15,000 in connection with his entrance into the Monahan Offer Letter.
In addition to the Monahan Offer Letter, Mr. Monahan entered into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the company. Pursuant to such agreement, Mr. Monahan is subject to 12-month post-termination non-competition and non-solicitation of customers, business relations and employees covenants, as well as a perpetual confidentiality covenant.
Severance Arrangements
We have also entered into executive severance and change in control agreements with certain of our executives, including Ms. Arel and Mr. Monahan, pursuant to which each executive will be entitled to certain severance benefits in the event of a qualifying termination of the executive’s employment with us (the “Executive Severance Agreements”).
The Executive Severance Agreements for Ms. Arel and Mr. Monahan provide for severance upon a termination by the company without Cause or by the applicable named executive officer for Good Reason that is equal to: (i) any accrued amounts through the date of termination, (ii) 12 months continued base salary payments, payable in equal installments during the 12-month period following the date of termination, (iii) subsidized health insurance premiums so that the executive would pay the same rate for benefits coverage as active employees through the 12-month period following the date of such termination (the “Continued Benefits”), and (iv) if such termination occurs on or after October 1 of any calendar year, a cash amount equal to the executive’s prorated annual bonus for the year in which the date of such termination occurs, calculated based on actual achievement of any applicable company performance goals and assumption of target achievement of any applicable individual performance goals, payable at the time when the executive would have otherwise been paid the executive’s annual bonus with respect to the year in which the date of such termination occurs.

Not withstanding the foregoing, in the event such a termination occurs on or within the 12-month period following a Change in Control (as defined in the applicable Executive Severance Agreement), Ms. Arel and Mr. Monahan will each be entitled to severance of: (i) any accrued amounts through the date of termination, (ii) a cash amount equal to the sum of (x) 12 months of the executive’s then-current annual base salary and (y) the executive’s target annual bonus for the calendar year in which the date of termination occurs, payable in a lump sum within 60 days following the date of termination, (iii) the Continued Benefits, and (iv) acceleration in full of the vesting of all of the executive’s outstanding equity awards, with performance-based awards vesting based on the greater of (x) actual performance and (y) the target amount.
Pursuant to their Executive Severance Agreements, receipt of any severance payments by Ms. Arel or Mr. Monahan as applicable, will be subject to the executive’s execution and non-revocation of a release of claims and the executive’s continued compliance with the applicable restrictive covenants. Any payments or benefits under the applicable Executive Severance Agreement will also be subject a Section 280G “cutback” such that payments or benefits that the executive receives in connection with such Change in Control will be reduced to the extent that such reduction would result in a greater after-tax net amount for the executive.
Equity Incentive Arrangements
Existing Equity Plans
We currently maintain our 2020 Plan, as described above. Following the effectiveness of the 2020 Plan, no further grants will be made under either the 2014 Plan or the 2015 Plan though option awards remain outstanding thereunder.
In addition, in connection with the IPO we adopted the 2020 Employee Stock Purchase Plan, or the ESPP. No offering periods have commenced under the ESPP as of the date hereof.

DIRECTOR COMPENSATION
We did not provide cash compensation to our employee directors with respect to 2020 other than the compensation paid to them in respect of their employment with the company.
The following table sets forth information concerning the compensation received by our directors for the year ended December 31, 2020.
Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Total ($)
Anthony Florence	45,055	152,002	197,057
Diane Irvine	63,077	152,002	215,079
Karen Katz	76,593	152,002	228,595
Jack Lazar	72,088	152,002	224,090
Dani Reiss	58,571	152,002	210,573
Ben Lerer	54,066	152,002	206,068
(1)	Amounts are prorated based on the date of the adoption of the non-employee director compensation policy in connection with the IPO.
(2)
Amounts represent cash retainer fees of: for Mr. Florence, $45,055 for his annual retainer; for Ms. Irvine, $45,055 for her annual retainer and $18,022 for her service as the Chair of the Audit Committee; for Ms. Katz, $45,055 for her annual retainer, $13,516 for her service as the lead director, $9,011 for her service as a member of the Compensation Committee and $9,011 for her service as Chair of the Nominating and Corporate Governance Committee; for Mr. Lazar, $45,055 for his annual retainer, $18,022 for his service as Chair of the Compensation Committee and $9,011 for his service as a member of the Audit Committee, for Mr. Reiss, $45,055 for his annual retainer, $9,011 for his service as a member of the Compensation Committee and $4,505 for his service as a member of the Nominating and Corporate Governance Committee, and for Mr. Lerer, $45,055 for his annual retainer and $9,011 for his service as a member of the Audit Committee.

(3)	Amounts reflect the full grant-date fair value of stock awards granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual.
The table below shows the aggregate number of stock option awards to purchase shares of our common stock (exercisable and unexercisable) and unvested restricted stock unit awards held as of December 31, 2020 by each non-employee director who was serving as of December 31, 2020.
Name	Outstanding Options at Fiscal Year End(1)	Outstanding Restricted Stock Units at Fiscal Year End
Diane Irvine	60,000	17,332
Karen Katz	60,000	17,332
Jack Lazar	66,999	17,332
Dani Reiss	85,000	17,332
(1)
Ms. Irvine holds 60,000 outstanding options, of which 21,250 are vested and 38,750 are unvested; Ms. Katz holds 60,000 outstanding options, of which 25,000 are vested and 35,000 are unvested; Mr. Lazar holds 66,999 outstanding options, of which 31,999 are vested and 35,000 are unvested; and Mr. Reiss holds 85,000 outstanding options, of which 51,250 are vested and 33,750 are unvested.

In 2019, we entered into offer letters with each of Ms. Irvine, Ms. Katz, Mr. Lazar, and Mr. Reiss providing for his or her appointment to the board of directors (the “Director Offer Letters”). Pursuant to the Director Offer Letters, Ms. Irvine, Ms. Katz, Mr. Lazar, and Mr. Reiss were each granted an award of 60,000 stock options, with the grants made on July 19, 2019, April 12, 2019, April 11, 2019, and March 25, 2019, respectively. Each of these options vests in equal monthly installments for the 48-month period following the grant date (other than for Ms. Irvine's grant, which commenced vesting as of July 16, 2019), subject to the director's continued service with the company through the applicable vesting date, and provided that these options will accelerate and vest in full in the event of a change in control (as defined in the 2015 Plan). Mr. Reiss was also granted an additional award of 25,000 fully vested options on March 25, 2019 pursuant to his Director Offer Letter. The Director Offer Letters provide that the directors will receive post-offering annual compensation pursuant to the terms of such non-employee director compensation policy as may be adopted by us.
Non-Employee Director Compensation Policy
In connection with the IPO, we adopted a non-employee director compensation policy that is applicable to each of our non-employee directors. Pursuant to this non-employee director compensation policy, each non-employee director will receive an annual retainer of $50,000. In 2020, we amended the non-employee director compensation policy to provide for an additional annual fee of $15,000 for the director serving as lead director. In addition, non-employee directors serving on Board committees will receive the following additional annual fees, each earned on a quarterly basis: the chairperson of our audit committee will receive an additional annual fee of $20,000, and other members of our audit committee will receive an additional annual fee of $10,000; the chairperson of our compensation committee will receive and additional annual fee of $20,000, and other members of our compensation committee will receive an additional annual fee of $10,000; and the chairperson of our nominating and governance committee will receive an additional annual fee of $10,000, and other members of our nominating and governance committee will receive an additional annual fee of $5,000.
Each director will also receive an annual restricted stock unit award with a grant date value of $175,000 (with prorated awards made to directors who join on a date other than an annual meeting following the first annual meeting after the closing of the IPO), which will generally vest in full on the day immediately prior to the date of our annual shareholder meeting immediately following the date of grant, subject to the non-employee director continuing in service through such meeting date. The vesting of this restricted stock award will accelerate and it will vest in full upon a change in control (as defined in the 2020 Plan). In addition, each director will be reimbursed for out-of-pocket expenses in connection with his or her services.
In February 2021, the non-employee director compensation policy was amended to decrease the annual restricted stock unit award value from $175,000 to $155,000. These awards will now be granted immediately following the annual shareholder meeting. Vesting of these awards will generally occur on the day immediately prior to the date of our annual shareholder meeting immediately following the date of grant, subject to the non-employee director continuing in service through such meeting date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock for:
•	each person known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 16, 2021, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The percentage ownership of each individual or entity is based on approximately 41,431,566 shares of our common stock outstanding as of April 16, 2021. Unless otherwise indicated, the address of all listed stockholders is Three World Trade Center, 175 Greenwich Street, 39th Floor, New York, New York 10007.
Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Shares of common stock beneficially owned
Name of beneficial owner	Number	Percentage
5% Stockholders
Entities affiliated with NEA[1]	6,226,130	15.03%
Entities affiliated with IVP[2]	2,415,973	5.83%
Named Executive Officers and Directors
Philip Krim[3]	2,947,974	7.06%
Emilie Arel[4]	738,194	2.43%
Michael Monahan[5]	198,878	*%
Anthony Florence[6]	6,222,502	15.02%
Diane Irvine[7]	46,082	*%
Karen Katz[8]	49,832	*%
Jack Lazar[9]	73,497	*%
Benjamin Lerer[10]	1,309,280	3.16%
Neil Parikh[11]	1,873,665	4.50%
Dani Reiss[12]	165,369	*%
All executive officers and directors as a group (10 persons)[13]	13,625,273	32.14%
*	Less than one percent.
1
Based on a Schedule 13D filed with the SEC on February 20, 2020 and information known to the Company. Consists of 6,222,502 shares of common stock held by New Enterprise Associates 14, L.P., or NEA 14, and 3,628 shares of common stock held by NEA Ventures 2014, L.P., or NEA Ventures. NEA Partners 14, L.P., or NEA Partners 14, is the general partner of NEA 14 and NEA 14 GP, LTD, or NEA 14 LTD, is the general partner of NEA Partners 14. The directors of NEA 14 LTD are Forest Baskett, Anthony A. Florence, Jr., Patrick J. Kerins, Scott D. Sandell, and Peter Sonsini, or, together, the NEA 14 Directors. NEA Partners 14, NEA 14 LTD and the NEA 14 Directors may be deemed to share voting and dispositive power with regard to the common stock directly held by NEA 14. The shares held by NEA Ventures are indirectly held by Karen P. Welsh, the general partner of NEA Ventures, who has voting and dispositive power with regard to the shares directly held by NEA Ventures. The address for each of these entities and individuals is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

2
Based on a Schedule 13G filed with the SEC on February 16, 2021. Consists of (i) 10,577 shares of common stock held by Institutional Venture Partners XV Executive Fund, L.P., or IVP Executive Fund, and (ii) 2,405,396 shares of common held by Institutional Venture Partners XV, L.P., or IVP. Institutional Venture Management XV, LLC is the general partner of IVP and IVP Executive Fund. Todd C. Chaffee, Somesh Dash, Norman A. Fogelsong, Stephen J. Harrick, Eric Liaw, Jules A. Maltz, J. Sanford Miller and Dennis B. Phelps are the managing directors of Institutional Venture Management XV, LLC and may be deemed to share voting and dispositive power over the shares held by IVP and IVP Executive Fund. The address for these entities and individuals is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.

3
Consists of (i) 1,996,174 shares of common stock held by Mr. Krim, (ii) 567,425 shares of common stock held in various trusts for which Mr. Krim is the trustee, and (iii) 384,375 shares of common stock subject to options held by Mr. Krim that are exercisable within 60 days of April 16, 2021.

4	Consists of 270,000 shares of common stock subject to options held by Ms. Arel that are exercisable within 60 days of April 16, 2021.
5	Consists of 198,878 shares of common stock held by Mr. Monahan.
6	Consists of the NEA 14 shares identified in footnote (1) above. Mr. Florence is a NEA 14 Director, and therefore may be deemed to have shared voting power with respect to these shares.
7	Consists of 28,750 shares of common stock subject to options held by Ms. Irvine that are exercisable within 60 days of April 16, 2021.
8	Consists of 32,500 shares of common stock subject to options held by Ms. Katz that are exercisable within 60 days of April 16, 2021.
9	Consists of (i) 33,998 shares of common stock held by Mr. Lazar, and (ii) 39,499 shares of common stock subject to options held by Mr. Lazar that are exercisable within 60 days of April 16, 2021.
10
Consists of (i) 17,332 shares of common stock held by Mr. Lerer, (ii) 159,898 shares of common stock held by Lerer Hippeau Ventures CS, LLC, or Lerer CS, (iii) 929,440 shares of common stock held by Lerer Ventures III, LP, or LV III, (iv) 73,403 shares of common stock held by Lerer Ventures III-A, LLC, or LV III-A, (v) 56,773 shares of common stock held by Lerer Ventures III-B, LP, or LV III-B and, together with LV III and LV III-A, the LV III entities, and (vi) 72,434 shares of common stock held by Lerer Hippeau Ventures Select Fund, LP., or Lerer Select Fund, and together with Lerer CS and the LV III entities, the Lerer Hippeau entities. Lerer Hippeau Ventures CS Manager LLC is the manager of Lerer CS. Lerer Ventures III GP, LLC is the general partner of each of the LV III entities. Lerer Hippeau Ventures Select Fund GP, LLC is the general partner of Lerer Select Fund. Mr. Lerer is a managing partner of Lerer Hippeau, a manager of Lerer Hippeau Ventures CS Manager LLC, a manager of Lerer Ventures III GP, LLC, a managing member of Lerer Hippeau Ventures Select Fund GP, LLC and may be deemed to share voting and dispositive power over the shares held by the Lerer Hippeau entities. The address for these entities and individuals is c/o 100 Crosby Street, New York, New York 10012.

11
Consists of (i) 1,111,478 shares of common stock held by Mr. Parikh, (ii) 192,187 shares of common stock subject to options held by Mr. Parikh that are exercisable within 60 days of April 16, 2021, (iii) 300,000 shares of common stock held by ABE Holdings, LLC and (iv) 270,000 shares of common stock held by Miesau Trust, LLC. Mr. Parikh is the Investment Advisor of both ABE Trust, and Miesau Trust, which are the sole members of ABE Holdings, LLC and Miesau Trust, LLC, respectively. Mr. Parikh may be deemed to hold sole voting and dispositive power over the shares held by ABE Holdings, LLC and Miesau Trust, LLC.

12
Consists of (i) 57,500 shares of common stock subject to options held by Mr. Reiss that are exercisable within 60 days of April 16, 2021, and (ii) 90,537 shares of common stock held of record by DTR LLC. Mr. Reiss indirectly controls DTR LLC and therefore may be deemed to hold voting and dispositive power with respect to these shares.

13
Consists of (i) 12,656,462 shares of common stock held by all our current directors and executive officers as a group, and (ii) 968,811 shares of common stock subject to options held by all our current directors and executive officers as a group that are exercisable within 60 days of April 16, 2021.

CERTAIN RELATIONSHIPS
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the sections “Executive Compensation” and “Director Compensation,” the following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock.
Initial Public Offering
On February 10, 2020, in connection with our initial public offering, we issued and sold 1,683,332 shares of our common stock to related persons at a price of $12.00 per share. The following table summarizes purchases of our common stock by such persons:
Stockholder	Shares of Common Stock	Total Purchase Price ($)
New Enterprise Associates 14, L.P.[1]	1,250,000	15,000,000
IVP Entities[2]	416,666	4,999,992
Jack Lazar[3]	16,666	199,992
[1]	Entities affiliated with NEA currently hold more than 5% of our outstanding common stock. Anthony Florence, a member of our Board of Directors, is a General Partner of NEA.
[2]	IVP Entities currently hold more than 5% of our outstanding common stock.
[3]	Jack Lazar is a member of our Board of Directors.
Investors' Rights Agreement
We are party to an Amended and Restated Investors’ Rights Agreement, or IRA, dated as of February 4, 2019, which provides, among other things, that certain holders of our capital stock, including entities affiliated with Red Cart Ventures LLC, IVP, NEA, Norwest, DTR LLC, and Lerer Hippeau Ventures have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Anthony Florence, Dani Reiss, and Benjamin Lerer, members of our Board of Directors, are affiliated with NEA, DTR LLC, and Lerer Hippeau Ventures, respectively. Philip Krim, Neil Parikh, two of our executive officers and members of our Board of Directors, and Jeffrey Chapin, a former executive officers, and certain entities affiliated with them are also party to the IRA.
Right of First Refusal
Pursuant to certain of our equity compensation plans and certain agreements with our stockholders, including an amended and restated right of first refusal and co-sale agreement, dated as of February 4, 2019, we or our assignees had a right to purchase shares of our capital stock which stockholders propose to sell to other parties. This right terminated upon completion of our initial public offering. Philip Krim, our Chief Executive Officer and Chairman of the Board of Directors, Neil Parikh, a member of our Board of Directors, and Jeffrey Chapin, a former executive officer, and certain entities affiliated with them were party to the right of first refusal and co-sale agreement. Entities affiliated with Red Cart Ventures LLC, IVP, NEA, Norwest, DTR LLC and Lerer Hippeau Ventures were also party to the right of first refusal and co-sale agreement. Anthony Florence, Dani Reiss, and Benjamin Lerer, members of our Board of Directors, are affiliated with NEA, DTR LLC and Lerer Hippeau Ventures, respectively.
Voting Agreement
We were party to an amended and restated voting agreement, dated as of February 4, 2019, under which certain holders of our capital stock, including entities affiliated with Red Cart Ventures LLC, IVP, NEA, Norwest, DTR LLC, and Lerer Hippeau Ventures agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. Anthony Florence, Dani Reiss, and Benjamin Lerer, members of our Board of Directors, are affiliated with NEA, DTR LLC, and Lerer Hippeau Ventures, respectively. Philip Krim, our Chief Executive Officer and Chairman of the Board of Directors, Neil Parikh, a member of our Board of

Directors, and Jeffrey Chapin, a former executive officer, and certain entities affiliated with them were party to the voting agreement. Upon completion of our initial public offering, the voting agreement terminated and none of our stockholders have any special rights regarding the election or designation of members of our Board of Directors.
Director and Officer Indemnification and Insurance
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. We have entered into indemnification agreements with each of our directors and executive officers. We have also purchased director’ and officers’ liability insurance for each of our directors and executive officers.
Policies and Procedures for Related Person Transactions
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). We have a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our general counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee's next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee's next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person. All of the transactions described in this section occurred prior to the adoption of this policy.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at Three World Trade Center, 175 Greenwich Street, 39th Floor, New York, NY 10007 in writing not later than December 28, 2021.
Stockholders intending to present a proposal at the 2022 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2022 Annual Meeting of Stockholders no earlier than the close of business on February 10, 2022 and no later than the close of business on March 12, 2022. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after June 10, 2022, then our Secretary must receive such written notice not later than the 90th day prior to the 2022 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail, and facsimile by our Directors, officers, and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

CASPER’S ANNUAL REPORT ON FORM 10-K
A copy of Casper’s 2020 Form 10-K, 2020, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 16, 2021 without charge upon written request addressed to:
Casper Sleep Inc.

Attention: Secretary
Three World Trade Center
175 Greenwich Street, 39th Floor
New York, NY 10007500
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our 2020 Form 10-K at www.proxyvote.com. You also may access our 2020 Form 10-K at ir.casper.com in the “Reports & Filings” section.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,

/s/ Jonathan Truppman

Jonathan Truppman, General Counsel and Secretary

New York, New York

April 27, 2021
Forward-Looking Statements
Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our future results of operations and financial position; long-term profitable growth and continued creation of shareholder value; the anticipated impact of the COVID-19 pandemic on our business, including with respect to changes in consumer spending and behavior; our business strategy and plans and objectives of management for future operations, including, among others, statements regarding our ongoing actions in response to the COVID-19 pandemic; and expected growth, market opportunity and market position are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included herein include, but are not limited to: we operate in highly competitive industries, and if we are unable to compete successfully it could have a material adverse effect on our business, financial condition and results of operations; our ability to maintain the strength of our brand; if we are unable to successfully implement our growth strategies related to launching new products, it could have a material adverse effect on our business, financial condition, and results of operations; our growth strategy involves expansion of our retail partnerships, which presents risks and challenges to our business; the COVID-19 pandemic has affected, and could continue to adversely affect, our business, financial condition and results of operations; our future growth and profitability depend on the effectiveness and efficiency of our marketing programs; failure to attract or retain customers; we have a history of losses and could continue to have operating losses and negative cash flow; our efforts to protect and maintain our intellectual property may not be successful; our sales growth is dependent upon our ability to implement strategic initiatives and such initiatives may not be effective in generating sales growth; if we do not successfully implement our retail store strategy, including optimization of existing stores and our future retail store expansion, our growth and profitability could be harmed; a significant portion of our revenue is derived from our mattress products and a decrease in sales of such products could seriously harm our profitability and financial condition; our reliance on third-party manufacturers and distributors; if we fail to manage our supply chain commensurate with demand and successfully and timely deliver merchandise to our retail partners and customers, our results of operations may be adversely affected; if tariffs or other restrictions are placed on foreign imports or any related counter-measures are taken by other countries, our business and results of operations could be harmed; we are subject to fluctuations in the cost and availability of raw materials and fuel; we may experience fluctuations in our quarterly results of operations due to seasonality and other factors, which could make sequential quarter to quarter comparison an unreliable indication of our performance; and system interruptions could damage our business, reputation and brand and substantially harm our business and results of operations; and we may face exposure to product liability claims and recalls. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in our reports filed with the SEC, including in the section entitled “Item 1A. Risk Factors” of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We do not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Casper

BROADRIDGE C/O
CASPER SLEEP INC.
THREE WORLD TRADE CENTER
175 GREENWICH STREET, FLOOR 39
NEW YORK, NEW YORK 10007

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CSPR2021**

You may attend the meeting via the Internet and vote during the meeting when the polls are open. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D45745-P55257 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CASPER SLEEP INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Diane Irvine
02) Dani Reiss

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D45746-P55257

CASPER SLEEP INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CASPER SLEEP INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2021

The undersigned stockholder(s) of Casper Sleep Inc. hereby appoint(s) Michael Monahan and Jonathan Truppman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Casper Sleep Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on June 10, 2021, via a live webcast at www.virtualshareholdermeeting.com/CSPR2021, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE